UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: April 26, 2007
                       (Date of earliest event reported)

                                FNB CORPORATION
            (Exact name of registrant as specified in its charter)

   Virginia
(State or other              000-24141                 54-1791618
 jurisdiction of            (Commission             (I.R.S. Employer
 incorporation)              File Number)            Identification No.)

                               105 Arbor Drive
                        Christiansburg, Virginia 24073
             (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  540-382-4951

                                      n/a
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

     On April 27, 2007, FNB Corporation (the Corporation) issued a press release commenting on first quarter 2007 performance. A copy of the Corporation's press release is attached hereto as Exhibit 99.1.

     The information in this Item 2.02, and the related exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


Item 8.01.   Other Events.

     On April 26, 2007, the Corporation's Board of Directors (Board) approved the payment on May 25, 2007 of a quarterly cash dividend in the amount of $0.21 per share to stockholders of record on May 14, 2007. The payment represents an annual yield to stockholders of approximately 2.4 percent based on the stock's recent trading price.


Item 9.01.   Financial Statements and Exhibits.

      (d)  Exhibits


             99.1      FNB Corporation press release dated April 27, 2007



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FNB CORPORATION
                                           (Registrant)

                                         /s/ William P. Heath, Jr.
                                         William P. Heath, Jr.
                                         President and Chief Executive
                                         Officer


Date:  April 27, 2007

                                EXHIBIT INDEX


          99.1      FNB Corporation press release dated April 27, 2007